EXHIBIT 10.51



                               EIGHTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         THE EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Eighth Amendment") is made as of the 13th day of March, 1997 by and among Morgan Products Ltd., a Delaware corporation having its chief executive office at 469 McLaws Circle, Williamsburg, Virginia 23185 ("Borrower"), the lenders who are or who may from time to time become signatories hereto ("Lenders") and Fleet Capital Corporation, a Connecticut corporation having an office at 20800 Swenson Drive, Waukesha, Wisconsin 53186 ("FCC") which is the successor-in-interest to Barclays Business Credit, Inc., as agent for the Lenders ("FCC," in such capacity being "Agent").


                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, FCC, as Agent and Lender, and Borrower entered into a certain Loan and Security Agreement dated as of July 14, 1994 as amended by (i) a certain First Amendment to Loan and Security Agreement ("First Amendment") dated as of September 30, 1994 by and among Agent, Borrower and the lender signatories thereto, (ii) a certain Second Amendment to Loan and Security Agreement ("Second Amendment") dated as of October 20, 1994 by and among Agent, Borrower and the lender signatories thereto. (iii) a certain First (sic) Amendment to Loan and Security Agreement dated as of March 29, 1995 by and among Agent, Borrower and the lender signatories thereto, (iv) a certain Fourth Amendment to Loan and Security Agreement dated as of October 30, 1995 by and among Agent, Borrower and the lender signatories thereto (v) a certain Fifth Amendment to Loan and Security Agreement dated as of June 30, 1996 by and among Agent, Borrower and the lender signatories thereto, (vi) a certain Sixth Amendment to Loan and Security Agreement dated as of August 30, 1996 by and among Agent, Borrower and the Lender signatories thereto and (iii) a certain Seventh Amendment to Loan and Security Agreement dated as of October 22, 1996 by and among Agent, Borrower and the Lender signatories thereto. Said Loan and Security Agreement, as amended from time to time, is hereinafter referred to as the "Loan Agreement"; and

         WHEREAS, Borrower, Lenders and Agent desire to amend and modify certain provisions of the Loan Agreement.

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Lenders and Agent to Borrower, the parties hereto hereby agree as follows:

         1. Definitions. Except as otherwise specifically provided for herein, all capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

         2. Amended Definitions. The definitions of "Borrowing Base", "Interest Coverage Ratio", "Interest Rate Coverage Ratio and 'Letter of Credit" contained in Section 1.1 of the Loan Agreement are hereby deleted and the following are inserted in their stead:



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                  "1.1     Defined Terms. When used herein,  the following terms
         shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):


                                      * * *


         "Borrowing Base" - as at any date of determination thereof, an amount equal to the lesser of:

         (a)  the Maximum Revolving Credit Loan: and

         (b)  an amount equal to:

                  (i) eighty-five percent (85%) or such lesser percentage as Agent in its reasonable discretion deems appropriate, of the net amount of Eligible Accounts outstanding at such date:

                                      PLUS

                  (ii) the lesser of (A) Thirty-Five Million Dollars ($35,000,000) for the period from October 30, 1995 to and including February 27, 1997 and Forty Million Dollars ($40,000,000) for the period from February 28, 1997 to and including the Commitment Termination Date and (B) the Inventory Percentage of the value of Eligible Inventory at such date consisting of raw materials and finished goods, calculated on the basis of the lower of cost or market, as determined by Agent, in its reasonable discretion, on a first-in, first-out ("FIFO") basis:

          MINUS (subtract from the lesser of clauses (a) and (b) above)

         (c) an amount equal to the sum of (A) the face amount of all LC Guaranties and Letters of Credit issued by Agent or Bank and outstanding at such date, plus (B) any amounts which Agent and/or Lenders may then be obligated to pay for the account of Borrower under this Agreement.

         For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which if granted outside the ordinary course of business as in effect on the Closing Date, may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, all as determined by Agent in the reasonable exercise of its discretion.


                                      * * *


         Interest Coverage Ratio - with respect to any fiscal period, the ratio of Borrower's (a) net income before interest, income tax expense, depreciation expense, amortization expense, any gain or loss (in excess of $40,000 within the immediately previous twelve month period) from the sale of assets outside the ordinary course of business and any charge or expense to net income (in an amount not to exceed $5,500,000 in total for fiscal year 1996 and beyond) in respect to the restructuring of Borrower for or taken within such period to (b) Borrower's interest expense for such period.

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                                      * * *


         Interest Rate Coverage Ratio - with respect to any fiscal period, the ratio of Borrower's (a) net income before interest, income tax expense, any gain or loss (in excess of $40,000 within the immediately previous twelve month period) from the sale of assets outside the ordinary course of business and any charge or expense to net income (in an amount not to exceed $5,500,000 in total for fiscal year 1996 and beyond) in respect to the restructuring of Borrower for or taken within such period to (b) Borrower's interest expense for such period.


                                      * * *


         Letter of Credit - a standby or commercial letter of credit at any time issued by Agent or Bank for the account of Borrower."


                                      * * *


         3. Total Indebtedness and Capital Expenditures. Sections 9.2(C) and 9.2(L) of the Loan Agreement are hereby deleted and the following are inserted in their stead:

                  "9.2. Negative Covenants. During the Term of this Agreement, and thereafter for so long as there are any Obligations to Agent or any Lender, Borrower covenants that, unless Required Lenders have first consented thereto in writing, it will not:


                                      * * *


         (C) Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness, except: (i) Obligations owing to Agent and Lenders: (ii) Indebtedness of any Subsidiary to Borrower: (iii) accounts payable to trade creditors which are not more than thirty (30) days past due and current operating expenses (other than for Money Borrowed) which are not more than thirty (30) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same are actively being contested in good faith and, if appropriate, by lawful proceedings and the Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and, in respect to reserves contained on year-end statements, its independent accountants: (iv) obligations to pay Rentals permitted by Section 9.2(X): (v) Permitted Purchase Money Indebtedness: (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (vii) Indebtedness to Agent, any Lender or any Affiliate of either under any interest rate hedging, swap, cap or similar agreement between Borrower and such Person: (viii) obligations under Capitalized Leases to the extent not prohibited by any other section of this Section 9.2: (ix) Indebtedness for deferred compensation owed by Borrower to its highly compensated employees;(x)Indebtedness arising in connection with employee benefit plans entered into or incurred in the ordinary course of business: (xi) Indebtedness for Money Borrowed arising out of or in connection with the existing Industrial Revenue Bonds secured by a Lien on Borrower's facility in Oshkosh, Wisconsin and by certain Equipment of

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Borrower  located in Oshkosh,  Wisconsin and  Borrower's  Distribution  Centers;
(xii) Indebtedness for deferred taxes; and (xiii) Indebtedness not included in paragraphs (i) through (xii) above which does not exceed at any time, in the aggregate, the sum of One Million Five Hundred Thousand Dollars ($1,500,000).


                                      * * *


         (L) Capital Expenditures. Make Capital Expenditures which, in the aggregate, as to Borrower and its Subsidiaries, exceed, (i) during any fiscal year of Borrower (other than fiscal year 1997) Five Million Dollars ($5,000,000) or (ii) during fiscal year 1997 of' Borrower Six Million Dollars ($6,000,000)."


                                      * * *


         4. Specific Financial Covenants. Section 9.3(C) of the Loan Agreement is hereby deleted and the following is inserted in its stead:

                  "9.3. Specific Financial Covenants. During the Term of this Agreement, and thereafter for so long as there are any Obligations to
         Agent  or  any  Lender,   Borrower  covenants  that,  unless  otherwise
         consented to by Required Lenders in writing, it shall:


                                      * * *


         (C) Interest Coverage Ratio. Have at the end of each fiscal quarter of Borrower within the Term hereof commencing with the fiscal quarter ending September 30, 1994, an Interest Coverage Ratio for the twelve consecutive months then ended equal to or greater than the Interest Coverage Ratio set forth opposite such fiscal quarter in the following schedule:


                                                           Interest Coverage
Fiscal Quarter Ending                                            Ratio
---------------------                                            -----
Fiscal Quarters Ending on or
   Prior to March 30, 1995                                     1.30 to 1
June 30, 1995                                                  1.30 to 1
September 30, 1995                                              .90 to 1
December 31, 1995                                              1.00 to 1
March 31, 1996                                                  .80 to 1
June 30, 1996                                                   .95 to 1
September 30, 1996                                             1.60 to 1
December 31, 1996                                              2.20 to 1
March 31 1997                                                  2.75 to 1
June 30,1997 and each
   Fiscal Quarter thereafter                                   2.75 to l

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                                      * * *


         5. Notices. Section 13.10 (A) and (B) are hereby deleted and the following are inserted in its stead:

         (A)      If to Agent:              Fleet Capital Corporation
                                            20800 Swenson Drive
                                            Suite 350
                                            Waukesha, Wisconsin 53186
                                            Attention:   Sandra Evans
                                            Telecopier No.: (414) 798-4882

                                            With a copy to:

                                            Vedder, Price, Kaufman & Kammholz
                                            222 North LaSalle Street
                                            Suite 2600
                                            Chicago, Illinois 60601
                                            Attention:   John T. McEnroe
                                            Telecopier No.: (312) 609-5005

         (B)      If to Borrower:           Morgan Products Ltd.
                                            469 McLaws Circle
                                            Williamsburg, Virginia 23185
                                            Attention: Vice President and
                                                       Chief Financial Officer
                                            Telecopier No.: (757) 564-1714

                                            With a copy to:

                                            Winthrop, Stimson, Putnam & Roberts
                                            Financial Centre
                                            695 East Main Street
                                            Post Office Box 6760
                                            Stamford, CT 06904-8274
                                            Attention:   Frode Jensen
                                            Telecopier No.: (203) 965-8226

         6. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF,  this Eighth Amendment has been duly executed as of the day and year specified at the beginning hereof.


                                  MORGAN PRODUCTS LTD.
                                  ("Borrower")


                                  By:  /s/ Dawn E. Neuman
                                       _________________________________________
                                       Name:     Dawn E. Neuman
                                       Title:    Treasurer, Assistant Secretary



                                  FLEET CAPITAL CORPORATION
                                  ("Agent" and "Lender")


                                  By:  /s/ Sandra Evans
                                       _________________________________________
                                       Name:     Sandra Evans
                                       Title:    Vice President



                                  HARRIS TRUST AND SAVINGS BANK
                                  ("Lender")


                                  By:  /s/ Lee A. Vandermyde
                                       _________________________________________
                                       Name:
                                       Title:



                                  BANK OF AMERICA ILLINOIS
                                  ("Lender")


                                  By:  /s/ Randolph T. Kohler
                                       _________________________________________
                                       Name:     Randolph T. Kohler
                                       Title:    Senior Vice President

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